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EXHIBIT 10.17

                  TECHNOLOGY PLANNING AND ASSISTANCE AGREEMENT

         THIS TECHNOLOGY PLANNING AND ASSISTANCE AGREEMENT (this "AGREEMENT") is made and entered into, effective as of September 28, 2001 (the "EFFECTIVE DATE"), by and between New Visual Corporation, a Utah corporation ("NVC"), and Adaptive Networks, Inc., a Massachusetts corporation ("ANI") (each, a "PARTY," collectively, the "PARTIES").

         WHEREAS, NVC is in the business of designing and developing high-speed transmission technology for data transmission and access to the Internet and other networks, particularly over copper telephone wire connections;

         WHEREAS, ANI is in the business of designing, developing and producing technology and products for the high-speed transmission and networking of data and information, particularly over power lines;

         WHEREAS, NVC desires to receive from ANI, and ANI desires to provide to NVC, certain Deliverables (as defined below) under the terms and conditions of this Agreement; and

         WHEREAS, NVC and ANI desire to negotiate and enter into a license and development agreement, pursuant to which ANI will license certain intellectual property to NVC;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties agree as follows:

         1. ASSISTANCE. ANI agrees to prepare and provide to NVC the Deliverables described herein in such form, manner and quantities as are mutually agreed upon by NVC and ANI. ANI shall also make available and provide NVC with such supporting Services as necessary to allow NVC to understand and make use of the Deliverables, consistently through the use of qualified technical personnel, whether employees or independent contractors of ANI. "SERVICES" shall mean technical, consulting, engineering, advisory, or other services reasonably requested by NVC. "DELIVERABLES" shall mean each document, report, component piece of data or information, analysis or other item, tangible or intangible, that ANI shall provide to NVC as part of a comprehensive project plan to be provided by ANI to NVC (the "Project Plan") for the development and use of certain technology relating to high-speed data transmission over copper telephone wire connections (the "Project") including: (i) a detailed "White Paper" describing the proposed Project, technological scheme and supporting theory, including mathematical models; (ii) a detailed description of each component phase of the Project, including the requirements to develop working simulations and a working prototype of the required technology and (iii) a detailed description of the requirements for product implementation of the technology (including required ASICs). Such descriptions shall include, without limitation, an explanation of the tasks required to be performed at each phase (including a description of major tasks and development milestones in each phase), the human and other resources required to be committed at each phase (both internal and external, as well as recommendations for procuring such resources), and a time schedule and budget for each phase and the total Project, each in sufficient detail to permit NVC to understand such items. The Project Plan shall further contain such detailed technical and developmental information as may be necessary to permit ANI and NVC to identify the necessary components of a license of ANI technology to NVC and to form the basis for the negotiation and entry into a definitive license agreement between the parties (the "Proposed License Agreement"). The technology and development work covered by the Project Plan shall use as a basis the document "High Data-Rate Long-Distance

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Communications for Noisy and Attenuated Media such as VDSL," Rev. 1.00, Adaptive
Networks, Inc." ANI acknowledges that the technology and development work covered by the Project Plan could also make use of certain NVC contributions regarding the Project theory, simulation work and implementation development matters, which will be identified.

         2. PROPOSED LICENSE AGREEMENT. Using the Project Plan as a basis, the parties will negotiate in good faith to enter into a license and development agreement on terms mutually acceptable to each party pursuant to which ANI will license the necessary Intellectual Property to NVC needed to permit NVC to implement the Project Plan and to protect NVC against competitors seeking to utilize the technology described in the Project Plan or licensed to NVC. The parties hereby agree to use their best efforts to negotiate and enter into the Proposed License Agreement as promptly as possible following the delivery of the Deliverables.

         3. PROPOSED BUSINESS COMBINATION. The parties hereto agree negotiate in good faith with the intent of entering into a business combination on terms mutually agreeable to each party. Each party agrees to make its key officers and employees available to the other for the purpose of sharing information and to permit and facilitate and deliver all documents as shall be necessary to allow each party to do a due diligence investigation of the other party, as well as to cooperate regarding business development and financing matters during the negotiations.

         4. ASSISTANCE FEE. In consideration of ANI's agreement to provide the Deliverables, NVC agrees to pay ANI a fee in the amount of One Hundred Twenty-five Thousand United States Dollars (US$125,000.00) upon execution of this Agreement, and an additional One Hundred Twenty-five Thousand United States Dollars (US$125,000.00) two weeks after the execution hereof; provided, however, that ANI agrees to refund to NVC One Hundred Twenty-five Thousand United States Dollars (US$125,000.00) if the Proposed License Agreement is not entered into by the Parties within eight weeks after the execution of this Agreement.

         5. OWNERSHIP. (a) The Parties hereby agree that neither Party assigns, transfers or licenses, and nothing in this Agreement shall be interpreted or construed that such Party assigns, transfers or licenses, any Intellectual Property or Confidential Information owned by such Party to the other Party. The Parties further agree that references in a Deliverable to presently existing Intellectual Property or Confidential Information of ANI or any other party shall not assign, transfer or license such Intellectual Property or Confidential Information to NVC. Any such assignment, transfer or license will only be granted in a written license agreement executed by the Parties. Subject to the preceding sentence, ANI grants NVC the royalty-free, perpetual, full and unrestricted right to use, make use of, reproduce, distribute and create derivative works of all Deliverables or improvements thereof, and own such derivative works or improvements.

         (b) Notwithstanding anything to the contrary in this Agreement, (i) ANI acknowledges that NVC owns all right, title and interest in its existing Intellectual Property and Confidential Information, and any derivative work or improvement thereof (including any such derivative work or improvement contained in a Deliverable), and (ii) NVC acknowledges that ANI owns all right, title and interest in its existing Intellectual Property and Confidential Information, and any derivative work or improvement thereof (including any such derivative work or improvement contained in a Deliverable).

         (c) "INTELLECTUAL PROPERTY" shall mean any (i) patents, utility models and design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, revisions, extensions, reexaminations or reissues), and applications and disclosures for any classes or types of patent rights, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all

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applications, registrations, and renewals in connection therewith, (iii) all works, whether or not copyrightable, all copyrights, together with all translations, adaptations, derivations, and combinations thereof, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith,
(v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (viii) any equivalent rights of any of the foregoing in all countries of the world.

         6. CONFIDENTIAL INFORMATION. The Parties acknowledge that, in performing this Agreement, a Party (the "RECEIVING PARTY") will or may receive, obtain or come to know of any information or material that is or will be owned by and is confidential to, proprietary to and/or Intellectual Property of the other Party ("CONFIDENTIAL INFORMATION"). Except to the extent expressly permitted by this Agreement, the Receiving Party shall not use or disclose the Confidential Information for any reason, except to the extent such use or disclosure is necessary for performing this Agreement, and shall not use, make use of, disclose or give or permit access to Confidential Information, whether in tangible or intangible form, at any time without prior written consent of the other Party. The Receiving Party shall cause its employees and contractors to comply with the provisions of this Section 6 and, both during and after the term of this Agreement, shall take all necessary precautions to prevent unauthorized disclosure or use of any Confidential Information. Promptly upon termination of this Agreement or request, the Receiving Party shall return or give any tangible materials, in whatever form, containing any Confidential Information to the other Party.

         7. AMENDMENTS. No modifications or amendments to this Agreement shall be valid unless in writing and signed by and on behalf of both Parties. No cancellation shall be valid unless signed and delivered in writing by the Parties.

         8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof. There are no agreements, understandings, covenants, conditions or undertakings, oral or written, express or implied, concerning such subject matter that are not merged herein or superseded hereby.

         9. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is invalid or unenforceable, the remaining provisions shall be fully enforceable and the invalid or unenforceable provision shall be automatically replaced by a provision that is as similar as possible in terms to such invalid or unenforceable provision, but is valid and enforceable.

         10. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws principles. All claims and disputes arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts located the county of San Diego in the State of California.

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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.


NEW VISUAL CORPORATION                       ADAPTIVE NETWORKS, INC.


By:      /S/  RAY WILLENBERG JR.             By:      /S/  MICHAEL PROPP
    --------------------------------             -------------------------------

Name:    RAY WILLENBERG JR.                  Name:    MICHAEL PROPP
     -------------------------------               -----------------------------

Title:   CEO                                 Title:   PRESIDENT
      ------------------------------               -----------------------------


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